UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2008

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2008, we entered into a credit agreement with JPMorgan Chase Bank, N.A., RBS Citizens, National Association, Wachovia Bank, N.A., HSBC Bank USA, National Association, Bank of America, N.A., Fifth Third Bank, Comerica Bank, Credit Suisse (Cayman Islands Branch), Morgan Stanley Bank (collectively, the "Lenders"), Wachovia Bank, N.A. as documentation agent, RBS Citizens, National Association as syndication agent, JPMorgan Chase Bank, N.A. ("JPMCB") as administrative agent, and J.P. Morgan Securities, Inc. as sole bookrunner and sole lead arranger (the "Credit Agreement"), which provides us with a revolving credit facility in the initial principal amount of up to $200 million (the "Credit Facility"). Certain of the Lenders and/or their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, and financial services to us for which we have paid and intend to pay customary fees. The description of the material terms of the Credit Facility included in Item 2.03 of this report is incorporated by reference into this item.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Credit Facility provides us with a five-year revolving line of credit under which we may obtain loans in an aggregate amount of up to $200 million, subject to our option to increase the Credit Facility by up to $200 million under agreed conditions. The proceeds from the Credit Facility may be used for general corporate purposes and permitted acquisitions. Up to $20 million of the Credit Facility is available for the issuance of letters of credit by JPMCB. An additional $20 million of the Credit Facility is available for swing line loans from JPMCB on same-day notice. Debt under the Credit Facility will constitute senior indebtedness of the company.

Three of our domestic subsidiaries have guaranteed our obligations under the Credit Facility (the "Guarantors"). Subject to certain customary exceptions, we also granted the Lenders a security interest in our personal property, the personal property of the Guarantors, and the capital stock of the Guarantors and two foriegn subsidiaries.

At our election, the funds drawn from the Credit Facility will accrue interest on an annual basis at either (i) the greater of (a) the prime rate publicly announced by JPMCB and (b) the federal funds effective rate plus 0.5%, plus up to 1.0% depending on our then current total leverage ratio, or (ii) the LIBO rate plus a range of 0.75% to 2.0% depending on our then current total leverage ratio. Interest is payable quarterly if (i) above is elected. Interest is payable on the last day of each relevant interest period (but not less frequent than quarterly) if (ii) above is elected. Additionally, we are obligated to pay a commitment fee. The commitment fee is equal to the amount of the funds available and committed by the Lenders under the Credit Facility that have not been borrowed by us multiplied by an annual rate ranging from 0.15% to 0.40% depending on our then current total leverage ratio. If we were to default on payments due under the Credit Facility, the interest rate is 2% above the interest rate otherwise applicable to those funds.

Amounts outstanding under the Credit Facility may be accelerated upon the occurrence of an event of default. Among others, events of default include nonpayment of principal when due, nonpayment of interest, fees or other amounts due, material inaccuracy of representations and warranties contained in the Credit Agreement, violations of covenants, cross-defaults, bankruptcy events, certain ERISA events, and a change of control.

Subject to our delivery of proper notice, we have the right to prepay any amounts borrowed under the Credit Facility in whole or in part at any time.

Numerous customary affirmative and negative covenants are set forth in the Credit Agreement, including various financial covenants. Among other things, the covenants restrict us from making acquisitions, investments, and capital expenditures except as permitted under the Credit Agreement.

The financial covenants require that during the term of the Credit Facility we maintain a certain pre-determined maximum total leverage ratio, a maximum senior leverage ratio, and a minimum interest coverage ratio. The ratios are measured quarterly. The maximum total leverage ratio compares our Consolidated Total Indebtedness (as defined in the Credit Agreement) to our Consolidated EBIDTA (as defined in the Credit Agreement). Initially, and until April 30, 2008, the maximum total leverage ratio must not be greater than 5.50:1. This ratio steps down to 4.75:1 at the end of our third fiscal quarter of 2008, 4.50:1 at the end of our 2008 fiscal year, and 4.00:1 at the end of our 2009 fiscal year. The maximum senior leverage ratio must not be greater than than 1.75:1 and compares our Consolidated Senior Indebtedness (as defined in the Credit Agreement) to our Consolidated EBIDTA. The minimum interest coverage ratio must be at least 3:1 and compares our Consolidated EBIDTA to our Consolidated Interest Expense (as defined in the Credit Agreement). Additionally, we must hold a minimum of $300 million in unrestricted cash (including permitted investments not subject to liens) until the repayment of our convertible notes due June 15, 2008.

We agreed to indemnify the other parties to the Credit Agreement for losses, liabilities, costs, and expenses incurred with respect to the Credit Facility except for those resulting from the gross negligence or willful misconduct of an indemnified party.

This description of the Credit Facility is not complete and is qualified in its entirety by the actual terms of the Credit Agreement, a copy of which is attached to this report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Credit Agreement between ADC Telecommunications, Inc., the institutional lenders listed above, Wachovia Bank, N.A. as documentation agent, RBS Citizens, National Association as syndication agent, JPMorgan Chase Bank, N.A. as administrative agent, and J.P. Morgan Securities, Inc. as sole bookrunner and sole lead arranger dated April 3, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

April 9, 2008	By:	/s/ James G. Mathews

Name: James G. Mathews
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement